EXHIBIT 23 (b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-XXXXX) with respect to the financial statements of the Eaton Personal Investment Plan included in the Plan’s Annual Report (Form 11-K), for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ MEADEN & MOORE LTD.

Cleveland, Ohio
April 28, 2010